UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

PROGRESSIVE GREEN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55549	45-3539010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 County Road 101, Suite E Yaphank, New York	11980
(Address of principal executive offices)	(Zip Code)

(631) 775-8920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On July 1, 2016, Progressive Green Solutions, Inc. (the “Registrant”) entered into a Debt Conversion Agreement effective July 8, 2016 (the “Agreement”) whereby the Company and Stonehenge Holdings, LLC (“Stonehenge”) agreed to convert $128,348 of previously advanced debt plus accrued interest (the “Advances”) into 1,426,089 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”). The conversion price of the Advances was $0.09 per share, which represents the market price of the Common Stock on June 30, 2016. Anthony Williams, a member of the Registrant’s Board of Directors, holds voting and dispositive control over Stonehenge. Mr. Williams abstained from the vote on this matter.

Item 3.02 Unregistered Sales of Equity Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each of the offerings was made to an “accredited investor” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investors; the Registrant obtained representations from the Investors regarding their investment intent, experience and sophistication; and the investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Debt Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE GREEN SOLUTIONS, INC.

Date: July 15, 2016	By:	/s/ Eugene Fernandez
		Name:	Eugene Fernandez
		Title:	President and Interim Chief Financial Officer

EXHIBIT TABLE

Exhibit No.	Description

10.1	Debt Conversion Agreement